BANKWELL FINANCIAL GROUP REPORTS RECORD SECOND QUARTER NET INCOME OF $4.7 MILLION OR $0.60 PER SHARE AND DECLARES THIRD QUARTER DIVIDEND
New Canaan, CT – July 26, 2018 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $4.7 million or $0.60 per share for the second quarter of 2018, versus $3.8 million or $0.49 per share for the same period in 2017.
The Company's Board of Directors declared a $0.12 per share cash dividend, payable August 27, 2018 to shareholders of record on August 17, 2018.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"During the second quarter Bankwell improved its operating metrics on multiple fronts. We saw a return to more rational pricing, and loan origination exceeded $91 million, versus $55 million originated during Q1. Funded loans grew by $73 million in Q2, versus $28 million for Q1. Q2 performance represents annualized loan growth of approximately 10%."
"On the expense side, Q2 results demonstrated that Q1 performance did not represent the start of an unfavorable trend. The quarter's efficiency ratio was 58.2%, versus 62.0% in Q1, bringing the year to date ratio down to 60.1%. Our management team is committed to continue to drive the ratio down."
"June also saw the successful opening of three new branches in Fairfield County, CT. We are excited about our growth prospects in these markets and are confident that these branches will have made a meaningful impact on deposit balances by this time next year."
"In Q1 we disclosed the addition of two loan relationships, totaling $14 million, to non-performing asset ("NPA") balances. Subsequent to the end of the second quarter, the smaller of the two exposures disclosed in Q1, with an unpaid balance of approximately $4 million, was repaid in full. Our second quarter allowance for loan losses ("ALLL") included approximately $0.6 million in specific reserves for this credit."
"During Q2, for the larger of the two relationships, the NPA balance increased from $10 million to $13 million. The increase does not reflect further deterioration of the credit but is a result of the required re-purchase by Bankwell of the guaranteed portion of the loan sold to investors as part of the Small Business Administration's ("SBA") 7(a) Program. Our second quarter results include the addition of approximately $3 million in specific reserves associated with this relationship. We believe this specific reserve adequately provides against the risk of loss associated with this lending relationship based on the information available at this time. Meanwhile, we continue to work with the borrower to explore multiple pathways to repayment of these loans. The $3 million specific reserve was largely offset by a required reduction in the Bank's general loan loss reserve. Bankwell utilizes both its own and peer group historical loss data as part of its ALLL calculation. As higher historical loss periods are being replaced with periods with lower losses, the Bank's general ALLL reserve is recalculated to reflect the improving loss trends. There should be no confusion that, with or without the $3 million specific reserve recorded in Q2 2018, the reduction in the general ALLL reserve was required by the consistent application of our ALLL methodology."
"Bankwell's balance sheet and credit culture remain strong. Further, the Bank's general ALLL reserve provides a 256% coverage of NPAs that are not already covered by a specific reserve."

Additional Second Quarter 2018 Highlights:

•	Second quarter diluted earnings per share were $0.60, an increase of 22% compared to the second quarter of 2017.
•	Return on average assets reached 1.02% for the quarter ended June 30, 2018 compared to 0.88% for the quarter ended June 30, 2017.
•	Return on average tangible common equity reached 11.41% in the second quarter of 2018 compared to 10.09% for the quarter ended June 30, 2017.
•	The tangible book value per common share at June 30, 2018 was $21.56, an 8% increase over June 30, 2017.
•	Second quarter total revenue (net interest income plus non-interest income) was $15.0 million versus $14.6 million in the same period last year, a 3% increase.
•	The second quarter efficiency ratio totaled 58.2% compared to 62.0% for the first quarter of 2018.
•	The second quarter noninterest expense totaled $8.8 million compared to $9.2 million for the first quarter of 2018, reflecting the absence of Q1'18 non-recurring expenses.
•	Tax equivalent net interest margin was 3.14% for the second quarter of 2018.
•	Total gross loans approached $1.6 billion for the second quarter of 2018 and grew at an annualized rate of 10% during the second quarter of 2018.
•	Total assets approached $1.9 billion and grew at an annualized rate of 9% during the second quarter of 2018.
•	Total deposits approached $1.5 billion and grew at an annualized rate of 11% during the second quarter of 2018.
•	The allowance for loan losses was $19.0 million and represents 1.19% of total loans.
•	Investment securities totaled $114.1 million and represent 6% of total assets.

Earnings
Net income for the quarter ended June 30, 2018 was $4.7 million, an increase of 25% compared to the quarter ended June 30, 2017. Net income for the six months ended June 30, 2018 was $9.3 million, an increase of 25% compared to the six months ended June 30, 2017. Revenues (net interest income plus non-interest income) for the quarter ended June 30, 2018 were $15.0 million, an increase of 3% compared to the quarter ended June 30, 2017. Revenues for the six months ended June 30, 2018 were $30.1 million, an increase of 4% compared to the six months ended June 30, 2017. Net interest income for the quarter ended June 30, 2018 was $13.9 million, an increase of 2% compared to the quarter ended June 30, 2017. Net interest income for the six months ended June 30, 2018 was $27.6 million, an increase of 4% compared to the six months ended June 30, 2017. The increase in net income was driven by an increase in interest and fees on loans and from a reduction in the corporate tax rate from 35% to 21% resulting from 2017 tax reform, offset by increases in interest expense and noninterest expense. The increase in interest and fees on loans was a result of commercial real estate and commercial business loan growth as compared to June 30, 2017.
Basic and diluted earnings per share were each $0.60 for the quarter ended June 30, 2018 compared to $0.49 for the quarter ended June 30, 2017. Basic and diluted earnings per share were each $1.19 for the six months ended June 30, 2018 compared to $0.98 and $0.97, respectively, for the six months ended June 30, 2017.
The Company's efficiency ratio for the quarters ended June 30, 2018 and June 30, 2017 was 58.2% and 51.2%, respectively. The Company's efficiency ratio for the six months ended June 30, 2018 and June 30, 2017 was 60.1% and 54.7%, respectively.  The increase in the efficiency ratio was driven by an increase in noninterest expense as the Company continues to grow its balance sheet and the opening of three new branches during Q2.

Noninterest Income and Expense
Noninterest income increased $109 thousand or 11% to $1.1 million for the three months ended June 30, 2018 compared to the three months ended June 30, 2017. Noninterest income increased $176 thousand or 8% to $2.4 million for the six months ended June 30, 2018 compared to the six months ended June 30, 2017.  The increase in noninterest income was primarily driven by an increase in gains and fees from the sales of loans. Gains and fees from the sales of loans totaled $315 thousand for the quarter ended June 30, 2018 compared to $199 thousand for the same period in 2017, an increase of $116 thousand. Gains and fees from the sales of loans totaled $685 thousand for the six months ended June 30, 2018 compared to $523 thousand for the same period in 2017, an increase of $162 thousand.
Noninterest expense increased $1.2 million or 16% for the three months ended June 30, 2018 compared to the three months ended June 30, 2017. The increase was primarily driven by an increase in salaries and employee benefits and an increase in occupancy and equipment expense. Salaries and employee benefits totaled $4.5 million for the quarter ended June 30, 2018 compared to $3.8 million for the same period in 2017, an increase of $0.7 million. The increase in salaries and employee benefits was primarily driven by an increase in full time equivalent employees. The increase in full time equivalent employees is in line with year over year business growth and driven by staffing for the three new branch locations, opened during the second quarter of 2018. Average full time equivalent employees totaled 145 at June 30, 2018 compared to 129 at June 30, 2017. Occupancy and equipment expense totaled $1.7 million for the quarter ended June 30, 2018 compared to $1.4 million for the same period in 2017, an increase of $292 thousand. The increase in occupancy and equipment expense was primarily driven by expenditures associated with the opening of the new branch locations and improvements of existing infrastructure.
Noninterest expense increased $2.2 million or 14% for the six months ended June 30, 2018 compared to the six months ended June 30, 2017. The increase was primarily driven by an increase in salaries and employee benefits, occupancy and equipment expense and professional services. Salaries and employee benefits totaled $9.6 million for the six months ended June 30, 2018 compared to $7.7 million for the same period in 2017, an increase of $1.8 million. The increase in salaries and employee benefits was primarily driven by an increase in full time equivalent employees, which is in line with year over year business growth and driven by staffing for the three new branch locations and a reduction in deferred loan origination costs as a result of lower year-to-date loan volume. Occupancy and equipment expense totaled $3.3 million for the six months ended June 30, 2018 compared to $3.1 million for the same period in 2017, an increase of $217 thousand. The increase in occupancy and equipment expense was primarily driven by expenditures associated with the opening of the new branch locations and improvements of existing infrastructure. Professional services totaled $1.2 million for the six months ended June 30, 2017 compared to $935 thousand for the same period in 2017, an increase of $264 thousand. The increase in professional services was primarily driven by increases in audit related expenses.
Financial Condition
Assets totaled $1.9 billion at June 30, 2018, an annualized increase of 8% compared to assets of $1.8 billion at December 31, 2017. Total gross loans were $1.6 billion at June 30, 2018, an increase of $51.4 million compared to December 31, 2017, driven by disciplined growth in commercial loans. Deposits increased to $1.5 billion, an annualized increase of 10% over December 31, 2017.

Asset Quality
Non-performing assets as a percentage of total assets was 1.25% at June 30, 2018, up from 0.31% at December 31, 2017. The increase in non-performing assets is primarily driven by two recently impaired commercial loan relationships. Subsequent to the second quarter, the smaller of the two relationships, with an unpaid balance of approximately $4 million, was repaid in full. The allowance for loan losses was $19.0 million, representing 1.19% of total loans and $18.9 million, representing 1.23% of total loans at June 30, 2018 and December 31, 2017, respectively. The Bank's general ALLL provides a 256% coverage of NPAs that are not already covered by a specific reserve as of June 30, 2018.
Capital
Shareholders' equity totaled $169.6 million as of June 30, 2018, an increase of $8.5 million compared to December 31, 2017, primarily a result of net income for the six months ended June 30, 2018 of $9.3 million and equity from stock transactions totaling $1.5 million, offset by dividends paid of $1.9 million. As of June 30, 2018, the tangible common equity ratio and tangible book value per share were 8.92% and $21.56, respectively.
About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking and lending needs of residents and businesses throughout Fairfield and New Haven Counties, CT.  For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures table. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible common equity and tangible book value per share is useful to evaluate the relative strength of the Company's capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except share data)

	June 30,	March 31,	December 31,	June 30,
	2018	2018	2017	2017
Assets
Cash and due from banks	$ 89,214	$ 81,249	$ 70,545	$ 84,802
Federal funds sold	105	2,121	186	1,185
Cash and cash equivalents	89,319	83,370	70,731	85,987

Available for sale investment securities, at fair value	92,608	99,050	92,188	90,951
Held to maturity investment securities, at amortized cost	21,505	21,546	21,579	23,615
Loans receivable (net of allowance for loan losses of $19,006, $18,801,
$18,904 and $19,536 at June 30, 2018, March 31, 2018, December 31, 2017
and June 30, 2017, respectively)	1,572,591	1,534,565	1,520,879	1,463,240
Foreclosed real estate	-	487	-	222
Accrued interest receivable	5,522	5,331	5,910	5,239
Federal Home Loan Bank stock, at cost	9,333	9,310	9,183	8,033
Premises and equipment, net	20,313	19,207	18,196	17,366
Bank-owned life insurance	40,146	39,880	39,618	39,034
Goodwill	2,589	2,589	2,589	2,589
Other intangible assets	334	358	382	438
Deferred income taxes, net	4,683	4,716	4,904	8,957
Other assets	11,859	10,834	10,448	10,133
Total assets	$ 1,870,802	$ 1,831,243	$ 1,796,607	$ 1,755,804

Liabilities & Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing deposits	$ 168,295	$ 161,641	$ 172,638	$ 176,495
Interest-bearing deposits	1,297,343	1,264,886	1,225,767	1,237,790
Total deposits	1,465,638	1,426,527	1,398,405	1,414,285

Advances from the Federal Home Loan Bank	199,000	199,000	199,000	150,000
Subordinated debentures	25,129	25,116	25,103	25,077
Accrued expenses and other liabilities	11,462	14,653	13,072	12,865
Total liabilities	1,701,229	1,665,296	1,635,580	1,602,227

Shareholders' equity
Common stock, no par value; 10,000,000 shares authorized, 7,841,720, 7,831,804,
7,751,424 and 7,673,850 shares issued and outstanding at June 30, 2018,
March 31, 2018, December 31, 2017 and June 30, 2017, respectively	119,824	119,363	118,301	116,502
Retained earnings	48,470	44,695	41,032	36,053
Accumulated other comprehensive income	1,279	1,889	1,694	1,022
Total shareholders' equity	169,573	165,947	161,027	153,577

Total liabilities and shareholders' equity	$ 1,870,802	$ 1,831,243	$ 1,796,607	$ 1,755,804

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended				For the Six Months Ended
	June 30,	March 31,	December 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2017	2018	2017
Interest and dividend income
Interest and fees on loans	$ 18,114	$ 17,418	$ 17,493	$ 16,660	$ 35,532	$ 32,173
Interest and dividends on securities	975	935	947	880	1,910	1,689
Interest on cash and cash equivalents	325	254	289	148	579	262
Total interest income	19,414	18,607	18,729	17,688	38,021	34,124

Interest expense
Interest expense on deposits	4,309	3,656	3,602	3,095	7,965	5,676
Interest on borrowings	1,197	1,246	1,213	952	2,443	1,859
Total interest expense	5,506	4,902	4,815	4,047	10,408	7,535

Net interest income	13,908	13,705	13,914	13,641	27,613	26,589

Provision (Credit) for loan losses	310	13	(495)	895	323	1,438

Net interest income after provision (credit) for loan losses	13,598	13,692	14,409	12,746	27,290	25,151

Noninterest income
Gains and fees from sales of loans	315	370	868	199	685	523
Bank owned life insurance	265	263	289	295	528	586
Service charges and fees	265	256	252	261	521	501
Loss on sale of foreclosed real estate, net	-	-	(78)	-	-	-
Net gain on sale of available for sale securities	-	222	-	-	222	165
Other	262	222	210	243	484	489
Total noninterest income	1,107	1,333	1,541	998	2,440	2,264

Noninterest expense
Salaries and employee benefits	4,539	5,028	4,603	3,800	9,567	7,729
Occupancy and equipment	1,731	1,617	1,585	1,439	3,348	3,131
Data processing	509	525	399	401	1,034	846
Marketing	479	297	321	311	776	577
Professional services	424	775	457	523	1,199	935
Director fees	274	215	229	243	489	476
FDIC insurance	203	214	225	243	417	626
Amortization of intangibles	24	24	25	31	48	62
Other	581	508	735	590	1,089	1,433
Total noninterest expense	8,764	9,203	8,579	7,581	17,967	15,815

Income before income tax expense	5,941	5,822	7,371	6,163	11,763	11,600

Income tax expense	1,226	1,222	5,275	2,394	2,448	4,129

Net income	$ 4,715	$ 4,600	$ 2,096	$ 3,769	$ 9,315	$ 7,471

Earnings Per Common Share:
Basic	$ 0.60	$ 0.59	$ 0.27	$ 0.49	$ 1.19	$ 0.98
Diluted	0.60	0.59	0.27	0.49	1.19	0.97

Weighted Average Common Shares Outstanding:
Basic	7,722,892	7,676,813	7,624,931	7,550,734	7,699,977	7,538,069
Diluted	7,761,560	7,722,120	7,702,770	7,645,930	7,747,068	7,638,350
Dividends per common share	$ 0.12	$ 0.12	$ 0.07	$ 0.07	$ 0.24	$ 0.14

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended				For the Six Months Ended
	June 30,	March 31,	December 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2017	2018	2017
Performance ratios:
Return on average assets*	1.02%	1.03%	0.46%	0.88%	1.03%	0.90%
Return on average stockholders' equity*	11.21%	11.35%	5.15%	9.89%	11.28%	10.00%
Return on average tangible common equity*	11.41%	11.56%	5.25%	10.09%	11.48%	10.21%
Net interest margin	3.14%	3.15%	3.23%	3.32%	3.15%	3.34%
Efficiency ratio (1)	58.2%	62.0%	55.1%	51.2%	60.1%	54.7%

Net loan charge-offs (recoveries) as a % of average loans	0.01%	0.01%	0.01%	(0.01%)	0.01%	(0.01%)

*All metrics, as of December 31, 2017, measuring return were impacted primarily as a result of the Tax Cut and Jobs Act passed in December 2017 along with several other smaller items.  Please refer to the 4Q'17 Earnings Release for further detail.

	As of
	June 30, 2018	March 31, 2018	December 31, 2017	June 30, 2017
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets (2)	11.31%	11.18%	10.99%	10.91%
Total Capital to Risk-Weighted Assets (2)	12.47%	12.35%	12.19%	12.16%
Tier I Capital to Risk-Weighted Assets (2)	11.31%	11.18%	10.99%	10.91%
Tier I Capital to Average Assets (2)	10.03%	9.90%	9.61%	9.75%
Tangible common equity to tangible assets	8.92%	8.92%	8.81%	8.59%

Tangible book value per common share (3)	$ 21.56	$ 21.12	$ 20.59	$ 19.89

Asset quality:
Nonaccrual loans	$ 23,325	$ 20,374	$ 5,481	$ 5,303
Other real estate owned	-	487	-	222
Total non-performing assets (4)	$ 23,325	$ 20,861	$ 5,481	$ 5,525

Nonperforming loans as a % of total loans	1.46%	1.31%	0.36%	0.36%

Nonperforming assets as a % of total assets	1.25%	1.14%	0.31%	0.31%

Allowance for loan losses as a % of total loans	1.19%	1.21%	1.23%	1.31%

Allowance for loan losses as a % of nonperforming loans (5)	81.48%	92.28%	344.90%	368.40%

(1)
Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus non-interest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(2)	Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

(3)	Excludes unvested restricted shares of 112,099, 114,336, 75,186 and 103,220 as of June 30, 2018, March 31, 2018, December 31, 2017 and June 30, 2017, respectively.

(4)	Total NPAs do not reflect the payoff of a $4 million nonaccrual commercial loan which occurred subsequent to June 30, 2018.

(5)	The Bank's General ALLL provides a 256% coverage of NPAs that are not already covered by a specific reserve as of June 30, 2018.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

	June 30,	March 31,	December 31,	Current QTD	YTD
Period End Loan Composition	2018	2018	2017	% Change	% Change
Residential Real Estate	$ 188,546	$ 195,638	$ 193,524	(3.6%)	(2.6%)
Commercial Real Estate	1,042,689	1,005,962	987,242	3.7%	5.6%
Construction	100,147	87,309	101,636	14.7%	(1.5%)
Total Real Estate Loans	1,331,382	1,288,909	1,282,402	3.3%	3.8%

Commercial Business	262,625	267,052	259,995	(1.7%)	1.0%

Consumer	406	446	619	(9.0%)	(34.4%)
Total Loans	$ 1,594,413	$ 1,556,407	$ 1,543,016	2.4%	3.3%

	June 30,	March 31,	December 31,	Current QTD	YTD
Period End Deposit Composition	2018	2018	2017	% Change	% Change
Noninterest-bearing demand	$ 168,295	$ 161,641	$ 172,638	4.1%	(2.5%)
NOW	66,207	58,416	58,942	13.3%	12.3%
Money Market	497,760	479,524	451,804	3.8%	10.2%
Savings	113,496	96,664	83,758	17.4%	35.5%
Time	619,880	630,282	631,263	(1.7%)	(1.8%)
Total Deposits	$ 1,465,638	$ 1,426,527	$ 1,398,405	2.7%	4.8%

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	June 30,	March 31,	June 30,	June 18 vs. March 18	June 18 vs. June 17
	2018	2018	2017	% Change	% Change
Gains and fees from sales of loans	$ 315	$ 370	$ 199	(14.9%)	58.3%
Bank owned life insurance	265	263	295	0.8%	(10.2%)
Service charges and fees	265	256	261	3.5%	1.5%
Net gain on sale of available for sale securities	-	222	-	(100.0%)	0.0%
Other	262	222	243	18.0%	7.8%
Total noninterest income	$ 1,107	$ 1,333	$ 998	(17.0%)	10.9%

	For the Quarter Ended
Noninterest expense	June 30,	March 31,	June 30,	June 18 vs. March 18	June 18 vs. June 17
	2018	2018	2017	% Change	% Change
Salaries and employee benefits	$ 4,539	$ 5,028	$ 3,800	(9.7%)	19.4%
Occupancy and equipment	1,731	1,617	1,439	7.1%	20.3%
Data processing	509	525	401	(3.0%)	26.9%
Marketing	479	297	311	61.3%	54.0%
Professional services	424	775	523	(45.3%)	(18.9%)
Director fees	274	215	243	27.4%	12.8%
FDIC insurance	203	214	243	(5.1%)	(16.5%)
Amortization of intangibles	24	24	31	0.0%	(22.6%)
Other	581	508	590	14.4%	(1.5%)
Total noninterest expense	$ 8,764	$ 9,203	$ 7,581	(4.8%)	15.6%

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - YTD (unaudited)
(Dollars in thousands)

	For the Six Months Ended
Noninterest income	June 30,	June 30,	June 18 vs. June 17
	2018	2017	% Change
Gains and fees from sales of loans	$ 685	$ 523	31.0%
Bank owned life insurance	528	586	(9.9%)
Service charges and fees	521	501	4.0%
Net gain on sale of available for sale securities	222	165	34.5%
Other	484	489	(1.0%)
Total noninterest income	$ 2,440	$ 2,264	7.8%

	For the Six Months Ended
Noninterest expense	June 30,	June 30,	June 18 vs. June 17
	2018	2017	% Change
Salaries and employee benefits	$ 9,567	$ 7,729	23.8%
Occupancy and equipment	3,348	3,131	6.9%
Professional services	1,199	935	28.2%
Data processing	1,034	846	22.2%
Marketing	776	577	34.5%
Director fees	489	476	2.7%
FDIC insurance	417	626	(33.4%)
Amortization of intangibles	48	62	(22.6%)
Other	1,089	1,433	(24.0%)
Total noninterest expense	$ 17,967	$ 15,815	13.6%

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	6/30/2018	3/31/2018	12/31/2017	6/30/2017
Total Equity	$ 169,573	$ 165,947	$ 161,027	$ 153,577
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	334	358	382	438
Tangible Common Equity	$ 166,650	$ 163,000	$ 158,056	$ 150,550

Total Assets	$ 1,870,802	$ 1,831,243	$ 1,796,607	$ 1,755,804
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	334	358	382	438
Tangible Assets	$ 1,867,879	$ 1,828,296	$ 1,793,636	$ 1,752,777

Tangible Common Equity to Tangible Assets	8.92%	8.92%	8.81%	8.59%

	As of
Computation of Tangible Book Value per Common Share	6/30/2018	3/31/2018	12/31/2017	06/30/2017
Total shareholders' equity	$ 169,573	$ 165,947	$ 161,027	$ 153,577
Less:
Preferred stock	-	-	-	-
Common shareholders' equity	$ 169,573	$ 165,947	$ 161,027	$ 153,577
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	334	358	382	438
Tangible common shareholders' equity	$ 166,650	$ 163,000	$ 158,056	$ 150,550
Common shares issued	7,841,720	7,831,804	7,751,424	7,673,850
Less:
Shares of unvested restricted stock	112,099	114,336	75,186	103,220
Common shares outstanding	7,729,621	7,717,468	7,676,238	7,570,630
Book value per share	$ 21.94	$ 21.50	$ 20.98	$ 20.29
Less:
Effects of intangible assets	$ 0.38	$ 0.38	$ 0.39	$ 0.40

Tangible Book Value per Common Share	$ 21.56	$ 21.12	$ 20.59	$ 19.89

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands, except share data)

	For the Quarter Ended				For the Six Months Ended
Computation of Efficiency Ratio	6/30/2018	3/31/2018	12/31/2017	06/30/2017	06/30/2018	06/30/2017
Noninterest expense	$ 8,764	$ 9,203	$ 8,579	$ 7,581	$ 17,967	$ 15,815
Less:
Amortization of intangible assets	24	24	25	31	48	62
Foreclosed real estate expenses	-	-	-	60	-	67
Adjusted noninterest expense	$ 8,740	$ 9,179	$ 8,554	$ 7,490	$ 17,919	$ 15,686
Net interest income	$ 13,908	$ 13,705	$ 13,914	$ 13,641	$ 27,613	$ 26,589
Noninterest income	1,107	1,333	1,541	998	2,440	2,264
Less:
Gain on sales of securities	-	222	-	-	222	165
Loss on sale of foreclosed real estate	-	-	(78)	-	-	-
Adjusted operating revenue	$ 15,015	$ 14,816	$ 15,533	$ 14,639	$ 29,831	$ 28,688

Efficiency ratio	58.2%	62.0%	55.1%	51.2%	60.1%	54.7%

	For the Quarter Ended				For the Six Months Ended
Computation of Return on Average Tangible Common Equity	6/30/2018	3/31/2018	12/31/2017	06/30/2017	06/30/2018	06/30/2017
Net Income Attributable to Common Shareholders	$ 4,715	$ 4,600	$ 2,096	$ 3,769	$ 9,315	$ 7,471
Total average shareholders' equity	$ 168,684	$ 164,369	$ 161,477	$ 152,898	$ 166,540	$ 150,629
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589	2,589
Other intangibles	334	358	382	438	334	438
Average tangible common equity	$ 165,761	$ 161,422	$ 158,506	$ 149,871	$ 163,617	$ 147,602

Annualized Return on Average Tangible Common Equity	11.41%	11.56%	5.25%	10.09%	11.48%	10.21%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2018			June 30, 2017
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate (5)	Balance	Interest	Rate (5)
Assets:
Cash and Fed funds sold	$ 81,879	$ 325	1.59%	$ 86,543	$ 148	0.69%
Securities (1)	119,893	921	3.07%	105,850	947	3.58%
Loans:
Commercial real estate	996,269	11,400	4.53%	899,344	10,230	4.50%
Residential real estate	193,336	1,786	3.69%	196,392	1,816	3.70%
Construction (2)	92,945	1,180	5.02%	109,681	1,299	4.69%
Commercial business	283,865	3,740	5.21%	251,981	3,304	5.19%
Consumer	536	8	5.97%	1,320	11	3.21%
Total loans	1,566,951	18,114	4.57%	1,458,718	16,660	4.52%
Federal Home Loan Bank stock	9,330	125	5.37%	8,033	81	4.02%
Total earning assets	1,778,053	19,485	4.34%	1,659,144	17,836	4.25%
Other assets	68,334			61,588
Total assets	$ 1,846,387			$ 1,720,732

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$ 63,870	$ 21	0.13%	$ 61,002	$ 20	0.13%
Money market	496,548	1,518	1.23%	383,919	771	0.81%
Savings	100,893	267	1.06%	113,736	217	0.76%
Time	619,262	2,503	1.62%	644,222	2,087	1.30%
Total interest-bearing deposits	1,280,573	4,309	1.35%	1,202,879	3,095	1.03%
Borrowed money	224,120	1,197	2.11%	184,958	952	2.04%
Total interest-bearing liabilities	1,504,693	$ 5,506	1.47%	1,387,837	$ 4,047	1.17%
Noninterest-bearing deposits	160,275			167,111
Other liabilities	12,735			12,886
Total liabilities	1,677,703			1,567,834
Shareholders' equity	168,684			152,898
Total liabilities and shareholders' equity	$ 1,846,387			$ 1,720,732
Net interest income (3)		$ 13,979			$ 13,789
Interest rate spread			2.87%			3.08%
Net interest margin (4)			3.14%			3.32%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	Includes commercial and residential real estate construction.
(3)	The adjustment for securities and loans taxable equivalency amounted to $71 thousand and $148 thousand, respectively for the three months ended June 30, 2018 and 2017.
(4)	Net interest income as a percentage of earning assets.
(5)	Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)
	For the Six Months Ended
	June 30, 2018			June 30, 2017
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate (5)	Balance	Interest	Rate (5)
Assets:
Cash and Fed funds sold	$ 75,634	$ 579	1.54%	$ 77,440	$ 262	0.68%
Securities (1)	118,502	1,809	3.05%	103,852	1,808	3.48%
Loans:
Commercial real estate	986,204	22,269	4.49%	877,078	19,914	4.52%
Residential real estate	195,628	3,585	3.67%	194,861	3,556	3.65%
Construction (2)	94,161	2,326	4.91%	107,515	2,548	4.71%
Commercial business	282,324	7,336	5.17%	240,477	6,130	5.07%
Consumer	586	16	5.43%	1,484	25	3.40%
Total loans	1,558,903	35,532	4.53%	1,421,415	32,173	4.50%
Federal Home Loan Bank stock	9,318	243	5.21%	8,027	159	3.97%
Total earning assets	1,762,357	38,163	4.31%	1,610,734	34,402	4.25%
Other assets	67,571			60,633
Total assets	$ 1,829,928			$ 1,671,367

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$ 61,117	$ 39	0.13%	$ 57,816	$ 46	0.16%
Money market	481,723	2,680	1.12%	364,048	1,337	0.74%
Savings	97,429	463	0.96%	112,372	402	0.72%
Time	622,508	4,783	1.55%	619,950	3,891	1.27%
Total interest-bearing deposits	1,262,777	7,965	1.27%	1,154,186	5,676	0.99%
Borrowed money	224,114	2,443	2.17%	183,514	1,859	2.01%
Total interest-bearing liabilities	1,486,891	$ 10,408	1.41%	1,337,700	$ 7,535	1.14%
Noninterest-bearing deposits	163,256			170,886
Other liabilities	13,241			12,152
Total liabilities	1,663,388			1,520,738
Shareholders' equity	166,540			150,629
Total liabilities and shareholders' equity	$ 1,829,928			$ 1,671,367
Net interest income (3)		$ 27,755			$ 26,867
Interest rate spread			2.90%			3.11%
Net interest margin (4)			3.15%			3.34%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	Includes commercial and residential real estate construction.
(3)	The adjustment for securities and loans taxable equivalency amounted to $142 thousand and $278 thousand, respectively for the six months ended June 30, 2018 and 2017.
(4)	Net interest income as a percentage of earning assets.
(5)	Yields are calculated using the contractual day count convention for each respective product type.